EXHIBIT 23




NEFF & RICCI
----------------------
                 LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
GFSB Bancorp, Inc.

We consent to incorporation by reference in the registration statement (No. 333-07131) on Form S-8 of GFSB Bancorp, Inc. of our report dated July 30, 1999, relating to the consolidated statement of financial condition of GFSB Bancorp, Inc. as of June 30, 1999, and the related consolidated statements of earnings and comprehensive earnings, changes in stockholders' equity and cash flows for the years ending June 30, 1999 and 1998, which report appears in the June 30, 1999 annual report on Form 10-KSB of GFSB Bancorp, Inc.





/s/ NEFF & RICCI LLP
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September 24, 1999
Albuquerque, New Mexico









                   CONSULTANTS & CERTIFIED PUBLIC ACCOUNTANTS
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